UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2025

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 28, 2025, the Board of Directors of Theriva Biologics, Inc. (the “Company”) approved a plan to resize and restructure the Company (the “Plan”) for purposes of focusing its attention on business development and licensing activities and the Company’s upcoming meetings with the U.S. Food and Drug Administration and the European Medicines Agency for planned clinical trials in patients with metastatic pancreatic ductal adenocarcinoma (“PDAC”) and retinoblastoma. The Company’s lead product candidate, VCN-01, a clinical stage oncolytic human adenovirus that is modified for tumor-selective replication and to express an enzyme, PH20 or hyaluronidase, has been evaluated in a Phase 2b clinical study for the treatment of pancreatic cancer (“VIRAGE”), and has recently been used to treat patients in a Phase 1 clinical study for the treatment of retinoblastoma.

Pursuant to the Plan, on September 30, 2025, the Company implemented a workforce reduction of approximately seven employees or 32% of the current global Company workforce. The goal of this reduction is to direct the Company’s resources towards business development and licensing activities and clinical trial plans and preparation for VCN-01 in patients with PDAC and retinoblastoma, which it believes will represent its best opportunity for success. The Company expects to substantially complete the employee reduction immediately and estimates that it will incur a total of approximately $520,000 in charges in connection with the workforce reduction, all of which is expected to be incurred in the fourth quarter of 2025. These charges consist primarily of cash severance and benefits over a three-month period, in connection with the workforce reduction. The Plan is expected to save approximately $2.0 million in compensation and benefits annually, and together with additional anticipated operating cost reductions the Company expects that it will extend its cash runway into the second quarter of 2026.

The estimates of the charges and expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. The Company may also incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur.

This Item 2.05 contains “forward-looking” statements and estimates, including anticipated cost reductions and estimated resizing, refocusing and restructuring costs. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including whether the Company will successfully advance its clinical trials of VCN-01, whether anticipated annual cost reductions will be achieved and other risks detailed in the “Risk Factors” section of the Company’s most recent periodic report filed with the Securities and Exchange Commission. These statements represent the Company’s estimates and assumptions only as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to update publicly any such forward-looking statements, even if new information becomes available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2025	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer